Exhibit 99.1
NV5 ANNOUNCES STRONG FIRST QUARTER RESULTS; DELIVERS RECORD CASH FLOWS AND ISSUES FULL-YEAR 2021 GUIDANCE EXCEEDING ANALYST CONSENSUS
 Hollywood, FL – May 12, 2021 – NV5 Global, Inc. (Nasdaq: NVEE) ("NV5" or the "Company"), a leading provider of compliance, technology, and engineering consulting solutions, today reported financial results for the first quarter ended April 3, 2021.

“We are pleased with our first quarter performance, which generated $48 million in cash flows from operations and delivered increases in net income, adjusted EBITDA margins, and earnings per share. These positive results were accomplished despite weather-related project delays that significantly postponed projects in the quarter. The COVID-19 pandemic also limited revenue generation for some of our services. Demand for our utility, infrastructure, and public sector services continues to be strong, driving a 5% increase in our backlog for the quarter. We anticipate increased growth opportunities as the economy continues to open throughout the year. In addition, the strength of our balance sheet allows us to invest in acquisitions that support our platform and expand our high-margin offerings,” said Dickerson Wright, PE, Chairman and CEO of NV5.

First Quarter 2021 Results
•Resume full year 2021 guidance as follows:
◦Increase gross revenues to $695 million to $720 million
◦Increase GAAP EPS to $2.36 per share to $2.78 per share
◦Increase Adjusted EPS to $4.05 per share to $4.45 per share
•Gross revenues were $153.1 million compared to $165.5 million in the pre-pandemic first quarter of 2020.
•Cash flows from operations for the first quarter of 2021 were $48.2 million, more than three times the cash flows from operations in the first quarter of 2020 of $13.6 million.
•Completed a secondary offering for which the Company received $141.0 million in net proceeds.
•Reduced debt by $135.2 million, bringing net leverage to 0.8x funded by strong cash flows from operations and secondary offering proceeds.
•Net income grew by 31% in the first quarter of 2021 to $5.5 million compared to $4.2 million in the first quarter of 2020.
•Adjusted EBITDA, which excludes stock-based compensation and acquisition-related costs, grew in the first quarter of 2021 to $24.2 million compared to $24.1 million in the first quarter of 2020.
•GAAP EPS in the first quarter of 2021 was $0.41 per share compared to $0.33 per share in the first quarter of 2020, a 24% increase.
•Adjusted EPS in the first quarter of 2021 was $0.88 per share compared to $0.84 per share in the first quarter of 2020, a 5% increase. Diluted weighted average shares were 13,429,102 in the first quarter of 2021 compared to 12,593,788 in the first quarter of 2020.

Use of Non-GAAP Financial Measures; Comparability of Certain Measures

Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) is not a measure of financial performance under GAAP. Adjusted EBITDA reflects adjustments to EBITDA to eliminate stock-based compensation expense and acquisition-related costs. Management believes adjusted EBITDA, in addition to operating profit, Net Income, and other GAAP measures, is a useful indicator of our financial and operating performance and our ability to generate cash flows from operations that are available for taxes, capital expenditures, and debt service. A reconciliation of Net Income, as reported in accordance with GAAP, to adjusted EBITDA is provided at the end of this news release.

Adjusted earnings per diluted share (“Adjusted EPS”) is not a measure of financial performance under GAAP. Adjusted EPS reflects adjustments to reported diluted earnings per share (“GAAP EPS”) to eliminate amortization expense of intangible assets from acquisitions, net of tax benefits, and acquisition-related costs. As we continue our acquisition strategy, the growth in Adjusted EPS may increase at a greater rate than GAAP EPS. A reconciliation of GAAP EPS to Adjusted EPS is provided at the end of this news release.

Our definition of Adjusted EBITDA and Adjusted EPS may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as Net Income, and Diluted Earnings per Share.

Conference Call

NV5 will host a conference call to discuss its first quarter 2021 financial results at 4:30 p.m. (Eastern Time) on May 12, 2021. The accompanying presentation for the call is available by visiting http://ir.nv5.com.

Date:    Wednesday, May 12, 2021
Time:    4:30 p.m. Eastern
Toll-free dial-in number:    +1 833-900-1538
International dial-in number:    +1 236-712-2278
Conference ID:    2088906
Webcast:    http://ir.nv5.com

Please dial-in at least 5-10 minutes prior to the start time to allow the operator to log your name and connect you to the conference.

The conference call will be webcast live and available for replay via the “Investors” section of the NV5 website.

About NV5

NV5 Global, Inc. (NASDAQ: NVEE) is a provider of compliance, technology, and engineering consulting solutions for public and private sector clients supporting infrastructure, utility, and building assets and systems. The Company primarily focuses on six business verticals: testing, inspection & consulting, infrastructure engineering, utility services, buildings & program management, environmental health sciences, and geospatial services. NV5 operates out of more than 106 offices nationwide and abroad.  For additional information, please visit the Company’s website at www.NV5.com. Also visit the Company on Twitter, LinkedIn, Facebook, and Vimeo.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained in this news release and on the conference call. Such factors include: (a) changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations, or policies; and (e) the “Risk Factors” set forth in the Company’s most recent SEC filings. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements, except as required by law.

Investor Relations Contact

NV5 Global, Inc.
Jack Cochran
Vice President, Marketing & Investor Relations
Tel: +1-954-637-8048
Email: ir@nv5.com

Source: NV5 Global, Inc.

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share data)

	April 3, 2021	January 2, 2021
Assets
Current assets:
Cash and cash equivalents	$92,925	$64,909
Billed receivables, net	108,921	142,705
Unbilled receivables, net	72,967	74,458
Prepaid expenses and other current assets	8,085	6,804
Total current assets	282,898	288,876
Property and equipment, net	29,143	27,011
Right-of-use lease assets, net	42,419	43,607
Intangible assets, net	179,711	174,931
Goodwill	359,101	343,796
Other assets	3,059	2,954
Total Assets	$896,331	$881,175

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$34,014	$39,989
Accrued liabilities	53,797	45,325
Billings in excess of costs and estimated earnings on uncompleted contracts	17,721	24,962
Client deposits	480	380
Current portion of contingent consideration	3,423	1,334
Current portion of notes payable and other obligations	26,896	24,196
Total current liabilities	136,331	136,186
Contingent consideration, less current portion	697	1,066
Other long-term liabilities	37,841	38,737
Notes payable and other obligations, less current portion	145,443	283,326
Deferred income tax liabilities, net	28,830	27,791
Total liabilities	349,142	487,106

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 45,000,000 shares authorized, 14,933,927 and 13,270,131 shares issued and outstanding as of April 3, 2021 and January 2, 2021, respectively	149	133
Additional paid-in capital	415,895	268,271
Retained earnings	131,145	125,665
Total stockholders’ equity	547,189	394,069
Total liabilities and stockholders’ equity	$896,331	$881,175

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF NET INCOME AND COMPREHENSIVE INCOME
(UNAUDITED)
(in thousands, except share data)

	Three Months Ended
	April 3, 2021	March 28, 2020
Gross revenues	$153,095	$165,480

Direct costs:
Salaries and wages	41,459	45,034
Sub-consultant services	23,246	27,427
Other direct costs	9,798	8,487
Total direct costs	74,503	80,948

Gross profit	78,592	84,532

Operating expenses:
Salaries and wages, payroll taxes and benefits	42,951	45,556
General and administrative	11,549	13,157
Facilities and facilities related	5,097	5,397
Depreciation and amortization	9,440	11,040
Total operating expenses	69,037	75,150

Income from operations	9,555	9,382

Interest expense	(2,318)	(3,788)

Income before income tax expense	7,237	5,594
Income tax expense	(1,757)	(1,406)
Net income and comprehensive income	$5,480	$4,188

Earnings per share:
Basic	$0.43	$0.34
Diluted	$0.41	$0.33

Weighted average common shares outstanding:
Basic	12,876,822	12,233,477
Diluted	13,429,102	12,593,788

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Three Months Ended
	April 3, 2021	March 28, 2020
Cash flows from operating activities:
Net income	$5,480	$4,188
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,542	11,040
Non-cash lease expense	2,161	1,704
Provision for doubtful accounts	(536)	215
Stock-based compensation	3,696	3,379
Change in fair value of contingent consideration	209	—
Gain on disposals of property and equipment	(530)	(339)
Deferred income taxes	(2,282)	(1,614)
Amortization of debt issuance costs	227	220
Changes in operating assets and liabilities, net of impact of acquisitions:
Billed receivables	36,037	6,053
Unbilled receivables	2,032	(7,764)
Prepaid expenses and other assets	(1,114)	1,962
Accounts payable	(6,332)	44
Accrued liabilities	2,629	(8,061)
Income taxes payable	3,085	1,365
Billings in excess of costs and estimated earnings on uncompleted contracts	(7,241)	1,204
Deposits	92	7
Net cash provided by operating activities	48,155	13,603

Cash flows from investing activities:
Cash paid for acquisitions (net of cash received from acquisitions)	(15,007)	—
Proceeds from sale of assets	460	425
Purchase of property and equipment	(1,470)	(4,525)
Net cash used in investing activities	(16,017)	(4,100)

Cash flows from financing activities:
Proceeds from common stock offering	150,000	—
Payments on notes payable	(1,669)	(2,116)
Payments of contingent consideration	(150)	(650)
Payments of borrowings from Senior Credit Facility	(143,207)	—
Payments of common stock offering costs	(9,044)	—
Purchases of common stock tendered by employees to satisfy the required withholding taxes related to stock-based compensation	(52)	—
Payments of debt issuance costs	—	(236)
Net cash used in financing activities	(4,122)	(3,002)

Net increase in cash and cash equivalents	28,016	6,501
Cash and cash equivalents – beginning of period	64,909	31,825
Cash and cash equivalents – end of period	$92,925	$38,326

NV5 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP FINANCIAL MEASURES
(UNAUDITED)
(in thousands)

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

		Three Months Ended
		April 3, 2021	March 28, 2020
Net Income		$5,480	$4,188
Add:	Interest expense	2,318	3,788
	Income tax expense	1,757	1,406
	Depreciation and amortization	10,542	11,040
	Stock-based compensation	3,696	3,379
	Acquisition-related costs	449	340
Adjusted EBITDA		$24,242	$24,141

RECONCILIATION OF GAAP EPS TO ADJUSTED EPS

		Three Months Ended
		April 3, 2021	March 28, 2020
Net Income - per diluted share		$0.41	$0.33
Per diluted share adjustments:
Add:	Amortization expense of intangible assets and acquisition-related costs	0.63	0.69
	Income tax expense	(0.16)	(0.18)
Adjusted EPS		$0.88	$0.84